EXHIBIT 99.1

Wilhelmina Appoints William Wackermann as New Chief Executive Officer

NEW YORK, Jan. 26, 2016 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) (“Wilhelmina” or the “Company”), one of the world’s leading model management companies, announced today that William Wackermann has been named the Company’s Chief Executive Officer.

Wackermann is a respected fashion and luxury industry veteran having spent over 20 years at Condé Nast, most recently serving as an Executive Vice President and Publishing Director, and most recently as Chief Revenue Officer. Under his leadership, Wackermann was responsible for revenue growth and marketing oversight of several Condé Nast brands, including Glamour, Condé Nast Traveler, W, Details, Bon Appétit and Brides.  During his tenure, Wackermann expanded sales and revenue streams to include digital, video, film and licensing.  Wackermann also led the team that was responsible for record revenues at Glamour, Condé Nast’s largest publication.

"As a long-time admirer of Wilhelmina, I believe the company has tremendous potential to continue expanding both in our core modeling business as well as in our growing celebrity talent management business," Wackermann said.  "I am excited to have the opportunity to leverage my luxury expertise and market relationships to lead Wilhelmina into the next phase of dynamic growth."

"Bill is an exceptionally talented motivator and leader, and with more than 20 years in the fashion and beauty industries, he brings a wealth of knowledge and experience to Wilhelmina," said Mark Schwarz, Executive Chairman of Wilhelmina International, Inc.  "We have a shared vision for the future of the Agency.  Bill’s proven track record and drive will bring a fresh perspective to our growth initiatives.”

Wilhelmina recently reported record quarterly revenues of $21.8 million, and a year over year profit increase, for the third quarter of 2015. Strong third quarter revenues were driven by growth in the Company’s network of offices in the U.S., as well as the addition of Wilhelmina’s new agency in London.

Mr. Wackermann succeeds Alex Vaickus, who has stepped down as Chief Executive Officer of the Company effective today.  The Board of Directors of Wilhelmina wish to thank Mr. Vaickus for his contributions and service to the Company.

Forward-Looking Statements

This report contains certain "forward-looking" statements as such term is defined in the Private Securities Litigation Reform Act of 1995 and information relating to the Company and its subsidiaries that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this report, the words "anticipate", "believe", "estimate", "expect" and "intend" and words or phrases of similar import, as they relate to the Company or its subsidiaries or Company management, are intended to identify forward-looking statements. Such statements reflect the current risks, uncertainties and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, the interest rate environment, governmental regulation and supervision, seasonality, changes in industry practices, one-time events and other factors described herein and in other filings made by the Company with the SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not intend to update these forward-looking statements.

About Wilhelmina International Inc. (NASDAQ: WHLM):

Through Wilhelmina Models and its other subsidiaries, including, Wilhelmina Artist Management, Wilhelmina International, Inc. provides traditional, full-service fashion model and talent management services, specializing in the representation and management of leading models, entertainers, artists, athletes and other talent to various customers and clients, including, retailers, designers, advertising agencies and catalogue companies. Wilhelmina Models was founded in 1967 by Wilhelmina Cooper, a renowned fashion model, and is one of the oldest and largest fashion model management companies in the world. Wilhelmina Models is headquartered in New York and, since its founding, has grown to include operations located in Los Angeles, Miami, and London, as well as a growing network of licensees comprising leading modelling agencies in various local markets across the U.S as well as in Thailand, Dubai, Vancouver and Tokyo.

Website: http://www.wilhelmina.com

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com

PR Contact:
Lauren Kucerak
Kucerak & Co.
212-510-8590
Lauren@kucerakandco.com